Exhibit 1.1
EXECUTION COPY
STERLITE INDUSTRIES (INDIA) LIMITED
4.00% Convertible Senior Notes due 2014
UNDERWRITING AGREEMENT
October 15, 2009

October 15, 2009
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Ladies and Gentlemen:
     Sterlite Industries (India) Limited (the “Company”), a public limited company incorporated under the laws of the Republic of India (“India”), proposes to issue and sell $500,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2014 (the “Securities”) in connection with a Securities Offering (as hereinafter defined). The “Securities Offering” consists of an offering and sale of the Securities in the United States and certain other selected jurisdictions in the world other than India. The Securities are to be issued pursuant to an indenture (the “Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”).
     It is understood that:
     The Company and you are entering into this Agreement providing for the purchase by Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the “Underwriters”) of $500,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2014. Securities issued in book entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).
     The Securities are convertible, subject to certain conditions as described in the Prospectus (as hereinafter defined), at any time prior to maturity (unless previously purchased) into American Depositary Shares (the “ADSs”), each of which represents one equity share of the Company, par value Rs. 2 per share (collectively, the “Shares”) in accordance with the terms of the Securities and the Indenture. Shares underlying the ADSs issuable upon conversion of the Securities are herein collectively referred to as the “New Shares.” ADSs to be delivered upon conversion, if any, will be evidenced by book entry in the records of the Depositary (as hereinafter defined), against deposit of the underlying New Shares pursuant to a deposit agreement, dated as of June 18, 2007, among the Company, Citibank, N.A., as depositary (the “Depositary”), and registered holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs (the “Deposit Agreement”). Pursuant to the Deposit Agreement, Citibank, N.A., Mumbai Branch has been appointed as the domestic custodian in India (the “Indian Domestic Custodian”) to hold Shares on behalf of the Depositary. Each ADS of the Company will initially represent the right to receive one Share deposited pursuant to the Deposit Agreement.
Sterlite Industries (India) Limited
Underwriting Agreement

     All references to “U.S. dollars”, “US$” or “$” are to United States dollars and all references to “Rs.” are to Indian rupees.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a post-effective amendment no. 1 to the “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (No. 333-160580), including a related base prospectus relating to its equity securities and debt securities (the “Shelf Securities”), including the Securities and the Shares, to be issued from time to time by the Company. Such post-effective amendment as amended up to the date of this Agreement, including all exhibits thereto and the information (if any) deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B, or, if applicable, Rule 430C, under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related base prospectus covering the Shelf Securities dated October 15, 2009 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. The registration statement on Form F-6 (No. 333-139102) relating to the ADSs representing Shares, as amended at the time it became effective, including all exhibits thereto, is hereinafter referred to as the “ADS Registration Statement”.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus, together with the pricing information set forth in Schedule V hereto. As used herein, the terms “Registration Statement”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, and, if applicable, any prospectus wrapper prepared in connection therewith. The terms “supplement,” “amendment” and “amended” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or any preliminary prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are or are deemed to be incorporated by reference therein.
     1. Representations and Warranties.
          A. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) Effectiveness and No Stop Order. Each of the Registration Statement and the ADS Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act, including, without limitation, Rule 415(a)(5)
Sterlite Industries (India) Limited
Underwriting Agreement

under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
     (b) No Stop Order. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission and each preliminary prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder.
     (c) Offering Document Compliance. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable at the effective date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus, as of its effective date and as of its issue date, respectively, and in each case at the Time of Delivery, complied or will comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Securities Offering when the Prospectus is not yet available to prospective purchasers and at the Time of Delivery (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus, as of its issue date, does not contain and at the Time of Delivery and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.
     (d) ADS Registration Statement Compliance. The ADS Registration Statement, as of its effective date complied, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, will comply, in all material respects, with the Securities Act and the applicable rules and regulations of the Commission thereunder, and did not, or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
Sterlite Industries (India) Limited
Underwriting Agreement

     (e) Free Writing Prospectus. Each free writing prospectus identified in Schedule II hereto, as of its issue date and at all subsequent times through the completion of the Securities Offering did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADS Registration Statement, the Prospectus or any preliminary prospectus. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or will comply, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus.
     (f) Status as Not Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.
     (g) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.
     (h) No Distribution of Other Offering Material. Neither the Company nor any subsidiary or associate company listed in Schedule III hereto, individually referred to as a “Significant Subsidiary” and together, the “Significant Subsidiaries,” or affiliates has distributed, nor will it distribute prior to the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the Securities Offering in the United States other than the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement and any free writing prospectus identified on Schedule II hereto.
     (i) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Significant Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth in the Time of Sale Prospectus.
     (j) Due Organization and Good Standing. The Company has been duly incorporated and is validly existing as a public limited company under the laws of India and has the corporate power and authority to own or lease its properties and to conduct its business as described in each of the Time of Sale Prospectus and the Prospectus; each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a company under the laws of its jurisdiction of incorporation, each with corporate power and authority to own or lease its properties and conduct its respective business as described in each of the Time of Sale Prospectus and the Prospectus; and each of the Company and its Significant Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, be
Sterlite Industries (India) Limited
Underwriting Agreement

reasonably expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Significant Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
     (k) Real Properties, Encumbrances and Leases. Each of the Company and its Significant Subsidiaries has good and marketable title to all real property and good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus, or such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material to its business or do not materially interfere with the use made of such property and buildings by the Company, except as described in each of the Time of Sale Prospectus and the Prospectus.
     (l) Capitalization. The Company has an authorized capitalization as set forth in each of the Time of Sale Prospectus and the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and were not issued in violation of any preemptive or similar rights of any person or entity against the Company; the New Shares have been and at the time of conversion will be duly and validly authorized (without the Company or any other person having to obtain any further approval from any Indian regulatory or governmental body or authority) and reserved for issuance upon such conversion by all necessary corporate action of the Company, and when issued upon conversion in accordance with the terms of the Securities will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Company has reserved out of its authorized but unissued Shares such number of New Shares as would be required to be issued upon conversion of all of the Securities; the ADSs, upon conversion of the Securities and issuance by the Depositary of such ADSs against deposit of the underlying Shares in accordance with the Deposit Agreement, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, and persons in whose names such ADSs will be registered will acquire valid and unencumbered title to the ADSs and will be entitled to the rights specified in the ADSs and in the Deposit Agreement; the ADSs, when issued upon conversion of the Securities, will be in due and proper form if issued in certificated form or will otherwise be duly represented by book entry notation in accordance with the Deposit Agreement and the holders of such ADSs will not be subject to personal liability by reason of being such holders; all of the issued and outstanding Shares conform and all of the New Shares when issued will conform to the description of the Shares contained in each of the Time of Sale Prospectus and the Prospectus; all of the issued and outstanding Shares have been duly listed and admitted for trading on the Bombay Stock Exchange Limited and the National Stock Exchange of India Limited (the “Indian Exchanges”) and the Company will use its best endeavors to ensure that the New Shares, when issued, will be duly listed and admitted for trading on the Indian Exchanges; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights, including, but not limited to, any such rights under Section 81 of the Indian Companies Act, 1956 (the “Indian Companies Act”) or other rights to acquire the Shares or the ADSs in connection with the transactions contemplated hereby or otherwise; except as described in each of the Time of Sale Prospectus and the Prospectus, there are no outstanding securities
Sterlite Industries (India) Limited
Underwriting Agreement

convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its Significant Subsidiaries, or obligations of the Company to issue Shares or any other class of capital stock of the Company, in connection with completion of the transactions contemplated hereby; the Shares may be freely deposited by or on behalf of the Company with the Indian Domestic Custodian which shall form the underlying shares for the ADRs to be issued; any restrictions on the future deposit of Shares are fully and accurately disclosed in each of the Time of Sale Prospectus and the Prospectus; there are no restrictions on subsequent transfers of the Securities, the ADSs or the New Shares under the laws of India and of the United States except as described in each of the Time of Sale Prospectus and the Prospectus; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and were not issued in violation of any preemptive or similar rights of any person or entity against such Significant Subsidiary; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of all liens, encumbrances, equities or claims.
     (m) No Agreement to File a Registration Statement. No shareholder of the Company or of any Significant Subsidiary or any other person has any registration or other similar rights to have any of the Company’s securities registered for sale under the Registration Statement or the ADS Registration Statement or included in the Securities Offering.
     (n) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); upon issuance by the Depositary of ADRs evidencing the ADSs issuable upon conversion of the Securities against the deposit of the New Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (o) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (p) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and duly executed and delivered by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
Sterlite Industries (India) Limited
Underwriting Agreement

     (q) Authorization of the Securities. The Securities have been duly authorized and, at the Time of Delivery, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, assuming due authentication of the Securities by the Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.
     (r) Qualification of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act.
     (s) Necessary Authorizations for Transactions. No action, consent, authorization, approval, order, certificate, license or permit of, clearance by, or filing, registration or qualification with any court or administrative, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company is required for the performance of its obligations under this Agreement, the Securities, the Indenture and the Deposit Agreement, or the transactions contemplated hereby and thereby, other than such as (A) have been obtained or made prior to the date of this Agreement and are in full force and effect or (B) may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Securities. All such authorizations (including authorizations by and on behalf of the Company) necessary for performance by the Company of its obligations under this Agreement, the Securities, the Indenture and the Deposit Agreement, or the transactions contemplated hereby and thereby, have been obtained and are in full force and effect.
     (t) No Restrictions or Withholding Taxes on Dividends. There are no restrictions under Indian law nor any approvals currently required in India (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends or other distributions declared by the Company to holders of Shares, or ADSs, including the Depositary, or for the conversion by the Depositary of any dividends paid in Indian rupees to U.S. dollars or the repatriation thereof out of India, except as set forth in each of the Time of Sale Prospectus and the Prospectus. No such dividends and other distributions, including such dividends to persons not resident in India, are currently subject to withholding or other taxes, levies or charges under the laws and regulations of the Republic of India, except as set forth in each of the Time of Sale Prospectus and the Prospectus.
     (u) No Defaults or Legal Conflicts. The issuance and sale of the Securities contemplated herein and the deposit of the New Shares with the Indian Domestic Custodian on behalf of the Depositary against issuance of the ADRs evidencing the ADSs issuable upon conversion of the Securities and the compliance by the Company with all of the provisions of this Agreement, the Securities, the Indenture and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated do not and will not (A) result in any violation of the Company’s or any of its Significant Subsidiaries’ certificate of incorporation, memorandum of association and articles of association or other organizational document
Sterlite Industries (India) Limited
Underwriting Agreement

(collectively, the “Charter Documents”), (B) contravene or result in a default under (1) any provision of applicable law or regulation (including, without limitation, any applicable Indian law or regulation relating to the offer and sale of the Securities), (2) any agreement binding upon the Company or any Significant Subsidiary or (3) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company, or any Significant Subsidiary, or any of their assets, except for such violations or contraventions under clause (B)(2) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) constitute a Repayment Event (as hereinafter defined) under or, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to the Agreements (as defined hereinafter), except for such Repayment Events, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.
     (v) No Violation of Existing Agreements or Laws. None of the Company or any Significant Subsidiary is (A) in violation of its respective Charter Documents, (B) in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is or may be subject (collectively, “Agreements”), except as disclosed in each of the Time of Sale Prospectus and the Prospectus, or (C) in violation or default of any provision of applicable law or regulation (including, without limitation, any applicable law or regulation regarding money laundering or corruption or economic sanctions), all applicable provisions of the Sarbanes-Oxley Act of 2002 or any Indian law or regulation relating to the offer and sale of the Securities, or any judgment, order or decree of any court or governmental, administrative or regulatory agency or body or stock exchange authority having jurisdiction over it or any of its assets, as applicable, except where such violation or default under clause (B) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
     (w) Stamp Duty and Other Transaction Taxes. Other than as set forth in each of the Time of Sale Prospectus and the Prospectus, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or withholding tax is or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the Government of India or any political subdivision or taxing authority thereof or therein in connection with (A) in the event of conversion, the deposit of the New Shares by the Company with the Indian Domestic Custodian on behalf of the Depositary against the issuance of ADRs evidencing the ADSs issuable upon conversion of the Securities, (B) the sale and delivery on behalf of the Company of the Securities to or for the respective accounts of the Underwriters as set forth in each of the Time of Sale Prospectus and the Prospectus, and pursuant to the terms of this Agreement, (C) the sale and delivery outside of India by the Underwriters of the Securities to the purchasers thereof in the manner contemplated pursuant to the terms of this Agreement or (D) any other transaction or payment contemplated by this Agreement, the Securities, the Indenture or the Deposit Agreement.
Sterlite Industries (India) Limited
Underwriting Agreement

     (x) No Stabilization Action. Neither the Company nor any Significant Subsidiary or any of their respective affiliates has taken, directly or indirectly, any action (excluding any actions taken by the Underwriters) which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (y) Statements in Prospectus. The statements set forth or incorporated by reference in each of the Time of Sale Prospectus and the Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Shares, the ADSs and the Securities, respectively, and under risk factors “Risk Factors—Risks Relating to this Offering, the Notes and the ADSs—We may be classified as a passive foreign investment company, which could result in adverse United States federal income tax consequences to US holders.,” and the captions “Enforceability of Civil Liabilities,” “The Indian Securities Market,” “Government of India Approvals,” and “Exchange Controls,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
     (z) No Pending Legal Proceedings. There are no legal, arbitral, governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any Significant Subsidiary is a party or to which any of the properties of the Company or any Significant Subsidiary is subject (A) other than proceedings described in all material respects in the Time of Sale Prospectus and the Prospectus, and proceedings that would not have a Material Adverse Effect on the Company or any Significant Subsidiary, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus, or (B) that are required to be described in the Time of Sale Prospectus, the Prospectus, the Registration Statement and the ADS Registration Statement and are not so described.
     (aa) Investment Company Act. The Company is not, and after giving effect to the Securities Offering and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (bb) Necessary Authorizations to Conduct Businesses. Except as set forth in each of the Time of Sale Prospectus and the Prospectus, each of the Company and its Significant Subsidiaries has obtained all necessary certificates, authorizations, licenses, concessions, approvals, orders or permits (collectively, “Governmental Licenses”) issued by, and has made all declarations and filings with, all local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals and all appropriate regulatory agencies or bodies, or governmental agencies, necessary (A) to own, lease or license, as the case may be, and to operate and use its properties and assets, (B) to conduct the businesses now conducted by it in the manner described in each of the Time of Sale Prospectus and the Prospectus and (C) to own all of its equity interests in a person or entity, amounting to 5% or more, except where the failure so to possess, declare or file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as set forth in the Time of Sale Prospectus and the Prospectus, all of the Governmental Licenses are valid and in full force and effect, except where
Sterlite Industries (India) Limited
Underwriting Agreement

the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, reasonably be expected to result in a Material Adverse Effect.
     (cc) Independent Registered Public Accountants. Deloitte Haskins & Sells, Mumbai, India, who have certified the United States generally accepted accounting principles (“U.S. GAAP”) consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are registered with the Public Company Accounting Oversight Board (“PCAOB”) and are independent public or certified public accountants with respect to the Company and its Significant Subsidiaries as required by the Securities Act and the applicable published rules and regulations of the Commission thereunder.
     (dd) Financial Statements. The U.S. GAAP audited consolidated financial statements and the unaudited consolidated financial statements of the Company prepared in accordance with International Financial Reporting Standards (“IFRS”) included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial positions of the Company and its consolidated subsidiaries as of the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the said financial statements have been prepared in conformity with U.S. GAAP or IFRS, as applicable, applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with U.S. GAAP or IFRS, as applicable, the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the U.S. GAAP audited financial statements or the IFRS unaudited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (ee) Intellectual Property Rights. The Company and its Significant Subsidiaries own, or duly applied for the issuance of, all the patents, trademarks, trade names, if any, and copyrights (or licenses such rights pursuant to valid and subsisting licenses) necessary for the conduct of their business as described in each of the Time of Sale Prospectus and the Prospectus, except where the failure to own or license the same would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any Significant Subsidiary has received any notice of infringement by, or conflict with, any other person of any such patents, trademarks, trade names, if any, or copyrights owned or licensed by the Company or a Significant Subsidiary the result of which infringement could result in a Material Adverse Effect.
     (ff) Enforcement of Rights in India by Holders of ADSs. Under the laws of India, each registered holder or beneficial owner of ADSs issuable upon the conversion of Securities
Sterlite Industries (India) Limited
Underwriting Agreement

shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of such ADSs in a direct suit, action or proceeding against the Company. It is not necessary in order to enable any owner of ADSs to enforce any of its rights that such owner of ADSs be licensed, qualified or entitled to do business in India.
     (gg) Insurance. The Company and each Significant Subsidiary maintains insurance of the type and in the amounts which the Company believes to be reasonable and customary for its business. All such insurance is in full force and effect, except in such cases as the failure to carry or be covered by insurance would not result in a Material Adverse Effect. The Company has no reason to believe that it or any Significant Subsidiary will not be able to (A) renew its existing insurance coverage as and when such coverage expires or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
     (hh) No Filing, Stamp Duty or Filing Fees. To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in India of each of this Agreement, the Securities, the Indenture or the Deposit Agreement, it is not necessary that this Agreement, the Securities, the Indenture or the Deposit Agreement be filed or recorded with any court or other authority in India or that any registration tax, stamp duty or similar tax be paid in India on or in respect of any of this Agreement, the Securities, the Indenture or the Deposit Agreement or any other document to be furnished hereunder or thereunder, other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by an Indian court of law and except that this Agreement, the Securities, the Indenture and the Deposit Agreement will only be admissible in evidence in India for purposes of enforcement if they are duly stamped in accordance with the Bombay Stamp Act, 1958 and any certificate representing the New Shares would be required to be stamped with applicable stamp duties in India.
     (ii) Taxes. The Company and each Significant Subsidiary has prepared and timely filed all tax returns, reports and other related information which are required to be filed by or with respect to it or has properly requested extensions thereof, except where the failure to do so would not result in a Material Adverse Effect. Except as described in each of the Time of Sale Prospectus and the Prospectus, all taxes, assessments, fees and other governmental charges due on such returns or pursuant to any assessment received by the Company and each Significant Subsidiary or which are imposed upon it or on any of its properties or assets or in respect of any of its business, income or profits have been fully paid when due, other than taxes or charges that are being contested in good faith by appropriate proceedings and except where the failure to do so would not result in a Material Adverse Effect. Except as described in each of the Time of Sale Prospectus and the Prospectus, the Company has made adequate charges, accruals and reserves in respect of all such tax liabilities.
     (jj) Transactions with Affiliates. All material transactions between the Company and its related parties are fully and fairly described in all material respects in the Time of Sale Prospectus and the Prospectus, and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.
Sterlite Industries (India) Limited
Underwriting Agreement

     (kk) Internal Accounting Controls. The Company and each Significant Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and Indian GAAP, as applicable, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company and each Significant Subsidiary keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (ll) Financial Condition and Critical Accounting Policies. The section entitled “Operating and Financial Review and Prospects” in each of the Time of Sale Prospectus and the Prospectus complies, in all material respects, with the relevant securities laws and the Commission’s rules and interpretations governing the disclosure of the Company’s financial condition and results of operations and critical accounting policies.
     (mm) Valid Choice of Law, Submission to Jurisdiction and Appointment of Process Agent. The choice of the laws of the State of New York as the governing law of this Agreement, the Securities, the Indenture and the Deposit Agreement is a valid choice of law under the laws of India and courts of India should honor this choice of law. The Company has the power to submit, and pursuant to this Agreement, the Securities, the Indenture and the Deposit Agreement has validly and irrevocably submitted, to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to this Agreement, the Securities, the Indenture or the Deposit Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Securities to the Underwriters and has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, the Indenture and the Deposit Agreement, has validly appointed the Authorized Agent named in Section 14 of this Agreement, and the process agent named in the Securities, the Indenture and the Deposit Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 14 of this Agreement, the Indenture and the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.
     (nn) Absence of Labor Dispute. To the knowledge of the Company, no labor dispute with the employees of the Company or any Significant Subsidiary exists or is imminent except as described in each of the Time of Sale Prospectus and the Prospectus; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect on the Company and its Significant Subsidiaries, taken as a whole.
Sterlite Industries (India) Limited
Underwriting Agreement

     (oo) No Immunity Under Indian Law. The Company is subject to civil and commercial law and to suit in India with respect to its obligations under this Agreement, the Securities, the Indenture and the Deposit Agreement; the execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company nor any of its properties, assets or revenues has any right of immunity under Indian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Securities, the Indenture and the Deposit Agreement, and, to the extent that the Company or any of the Company’s properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or has agreed to waive such right to the extent permitted by law.
     (pp) No Subsequent Material Liability or Change. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) the Company and its Significant Subsidiaries have not (1) incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction or (3) entered into any material agreement, oral or written, including but not limited to any material letter of intent, memorandum of understanding or memorandum of agreement, in relation to an acquisition of or investment in any company or entity; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Significant Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (qq) No Prior Share Issuance. Except for the issuance of 131,906,011 Shares underlying the ADSs offered and sold pursuant to a prospectus supplement dated July 16, 2009, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (rr) Environmental Laws. The Company and each Significant Subsidiary (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the
Sterlite Industries (India) Limited
Underwriting Agreement

aggregate, have a Material Adverse Effect, and except in each case as disclosed in each of the Time of Sale Prospectus and the Prospectus.
     (ss) Costs Related to Environmental Laws. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect, and except as disclosed in each of the Time of Sale Prospectus and the Prospectus.
     (tt) OFAC and Sanctions Laws and Regulations.
     (1) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (2) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (3) The Entity represents and covenants that, for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (uu) Anti-Corruption. Neither the Company nor any Significant Subsidiary, director or officer, nor to the knowledge of the Company, any affiliates, employee, agent or representative of the Company has taken or will take any action, directly or indirectly, that would result in a
Sterlite Industries (India) Limited
Underwriting Agreement

violation by such persons of applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and any Significant Subsidiary and affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (vv) Money Laundering. The operations of the Company and each Significant Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ww) Passive Foreign Investment Company. The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending March 31, 2010 and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.
     (xx) Reserves. All information related to the mineral and ore reserves of the Company and any Significant Subsidiary contained in (A) each of the Registration Statement, the ADS Registration Statement, when it became effective; (B) the Time of Sale Prospectus at the time of each sale of the Securities in connection with the Securities Offering and at the Time of Delivery (as defined in Section 4 below) when the Prospectus is not yet available to prospective purchasers, as then amended or supplemented by the Company; and (C) the Prospectus, (the “Reserve Information”), (1) was and is accurate in all material respects, (2) complied and will comply in all material respects with the requirements of the Securities Act and (3) when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; all information related to the mineral and ore reserves of the Company and any Significant Subsidiary provided to SRK Consulting (UK) Ltd (“SRK”) was and is accurate in all material respects; the Reserve Information has been calculated in accordance with standard mining engineering procedures used in the mining industry and applicable government reporting requirements and applicable law; all assumptions used in the calculation of the Reserve Information were and are reasonable.
Sterlite Industries (India) Limited
Underwriting Agreement

     (yy) Mining Rights. The Company or a Significant Subsidiary holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in each of the Time of Sale Prospectus and the Prospectus is located, in the ore bodies and mineral inventories and the milling, smelting and refining facilities as described in each of the Time of Sale Prospectus and the Prospectus (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or any Significant Subsidiary, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect or as described in the Time of Sale Prospectus and the Prospectus. In addition, the Company or a Significant Subsidiary has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other presently required rights and interests granting the Company or any Significant Subsidiary, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from the ore bodies and mineral inventories described in the Time of Sale Prospectus and the Prospectus or to transport for refinement or market or distribute the ore and metals produced at the milling, smelting and refining facilities described in each of the Time of Sale Prospectus and the Prospectus all as referred to in each of the Time of Sale Prospectus and the Prospectus with only such exceptions as are described in each of the Time of Sale Prospectus and the Prospectus, or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect.
     (zz) Purchases of ADSs and Shares. Since September 25, 2009 until the Time of Delivery, neither the Company nor any of its affiliates (including without limitation Vedanta Resources plc (“Vedanta”) or its subsidiaries or affiliates) has, and it will cause such affiliates not to, (1) purchase, announce the intention to purchase, contract to purchase, obtain or exercise any option, right, warrant or contract to purchase, borrow or otherwise obtain, directly or indirectly, any ADSs or Shares or any securities convertible into or exchangeable or exercisable for any ADSs or Shares, or any similar securities, in the open market or otherwise or (2) enter into any swap or other agreement that transfers or agrees to transfer, in whole or in part, any of the economic consequences of ownership of ADSs or Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Shares or such other securities, in cash or otherwise.
     B. Each Underwriter severally represents and warrants that, prior to the filing by the Company with the Commission of the preliminary prospectus relating to the Securities dated October 15, 2009, it has not, without the prior written consent of the Company, used or distributed any written materials in connection with the Securities Offering (for the avoidance of doubt, this does not include any materials that the Company has distributed).
     2. Sale and Delivery to the Underwriters.
     (a) Securities. Subject to the terms and conditions herein set forth and set forth in Section 7 of this Agreement, the Company agrees to sell to each of the Underwriters the Securities and each of the Underwriters upon the basis of the representations and warranties
Sterlite Industries (India) Limited
Underwriting Agreement

herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company, at a purchase price of 100% of the principal amount thereof, plus accrued interest, if any, from October 15, 2009 to the Time of Delivery, the respective principal amounts of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Underwriting Commission. Subject to the terms and conditions hereof, as compensation for the Underwriters’ commitments, the Company agrees to pay to each Underwriter an underwriting commission of 0.75% of the aggregate principal amount of Securities that such Underwriter is purchasing, to an account or accounts designated by the respective Underwriter. In addition to the above, the Company agrees to pay to each Underwriter a discretionary performance fee of 0.25% of the aggregate principal amount of Securities that such Underwriter is purchasing, the payment of such fee to be determined prior to the Time of Delivery (as defined in Section 4 below) is at the Company’s sole discretion. It is understood that the Underwriters shall be entitled to deduct such underwriting commission and any discretionary performance fee allowed by the Company from the purchase price for the Securities payable by the Underwriters to the Company on the Time of Delivery.
     3. Terms of the Offering. The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.
     4. Payment and Closing.
     (a) Payment and Closing. Certificates evidencing the Securities to be purchased by each Underwriter hereunder, in such authorized denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Underwriters or their United States selling agents may request upon at least forty-eight hours’ notice to the Company prior to the Time of Delivery (the “Notification Time”), shall be delivered on the Time of Delivery by or on behalf of the Company to the Underwriters or their United States selling agents, through the facilities of the Depositary or DTC, for the account of each such Underwriter. Against such delivery of certificates evidencing the Securities for the account of each such Underwriter by or on behalf of the Company, each such Underwriter shall pay the purchase price therefor (net of expenses as set forth in Section 6 hereof) by wire transfer to the account designated by the Company payable to the order of the Company in Federal (same day) funds. The Company will cause the certificates evidencing the Securities to be made available by the Depositary or the Company, as applicable, for checking at least twenty-four hours prior to the Time of Delivery with respect thereto at the office of the Depositary or DTC, as applicable, or its designated custodian (the “Designated Office”).
           The time and date of such delivery and payment shall be, with respect to the Securities, 9:00 a.m. New York time, on October 29, 2009 or such other time and date as the Underwriters and the Company may agree upon in writing (the “Time of Delivery”).
     (b) Delivery of Closing Documents. The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof will be delivered at the offices of Shearman & Sterling LLP, 6 Battery Road, #25-03, Singapore 049909 (the “Closing Location”), and the Securities will be delivered
Sterlite Industries (India) Limited
Underwriting Agreement

as specified in subsection (a) above, all at the Time of Delivery. A meeting will be held at the Closing Location at 9:00 a.m., New York time on the Business Day preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, India or London are generally authorized or obligated by law or executive order to close.
     5. Covenants. The Company agrees with each of the Underwriters as follows:
     (a) Filing of Prospectus; Notification and Filing of Amendments. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus in the manner and within the applicable period specified in Rule 424(b) (without reliance on Rule 424(b)(8) under the Securities Act) under the Securities Act or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement, the ADS Registration Statement, Time of Sale Prospectus or Prospectus prior to the Time of Delivery which shall be disapproved by the Underwriters promptly after reasonable notice thereof, provided, however, that the Underwriters shall not unreasonably withhold approval of the amendment or supplement to the Registration Statement; (iii) to give the Underwriters notice of its intention to make any such filing from the time of first sale of the Securities to any investor to the Time of Delivery, and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as applicable; (iv) to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Securities Offering; (v) to advise the Underwriters promptly after it receives notice thereof of (1) the time when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed, and to furnish the Underwriters with copies thereof and (2) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purposes, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus or Prospectus or for additional information; and, in the event of the issuances of any stop order or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; (vi) to advise the Underwriters promptly at any time (1) it becomes an “ineligible issuer” as defined in Rule 405 under the Securities Act, (2) the Registration Statement ceases to be an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) or the Company receives, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission or (3) of the receipt of any comments from the Commission.
     (b) Qualification of Securities for Offer and Sale. To take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such
Sterlite Industries (India) Limited
Underwriting Agreement

laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.
     (c) Delivery of Prospectuses. (i) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law;
     (ii) If, during such period after the first date of the public offering of Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Securities may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law; and
     (iii) To furnish to the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and, as soon as practicable but not later than the third business day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated
Sterlite Industries (India) Limited
Underwriting Agreement

by reference therein and any supplements and amendments thereto or to the Registration Statement in New York City or such other place as the Underwriters may specify in such quantities as the Underwriters may reasonably request.
     (d) Earnings Statement. To timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     (e) Lock-Up. The Company will not, during the period commencing on the date hereof and ending on the day after the date 60 days after the date of the Prospectus (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or exercise any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file or cause to be filed a registration statement, or exercise any registration right, in respect of, any ADSs or Shares or any securities convertible into or exchangeable or exercisable for any ADSs or Shares, or any similar securities, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ADSs or such other securities, in cash or otherwise, except (x) pursuant to any employee stock option plan that has been or may be adopted by the Company, (y) with respect to any Shares to be issued as an annual dividend or annual bonus issue to directors, supervisors and employees which is approved by the Company’s shareholders or (z) with respect to any Shares or ADSs sold to one or more of the Company’s promoters in one or more preferential allotments; provided that if (A) during the last 17 days of the restricted period the Company issues an earnings release or announces material news or a material event or (B) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event, as applicable; provided further that in the case of clause (B) of the preceding proviso, if no earnings results are released during the 16-day period, the lock-up will terminate on the last day of the 16-day period. The Company will not facilitate any conversions or exchanges of Shares into ADSs during this 60-day period.
     (f) Purchases of ADSs and Shares. Until the Time of Delivery, without the prior written consent of the Underwriters, the Company will not, and will cause its affiliates (including without limitation Vedanta or its subsidiaries or affiliates) not to, (1) purchase, announce the intention to purchase, contract to purchase, obtain or exercise any option, right, warrant or contract to purchase, borrow or otherwise obtain, directly or indirectly, any ADSs or Shares or any securities convertible into or exchangeable or exercisable for any ADSs or Shares, or any similar securities, in the open market or otherwise or (2) enter into any swap or other agreement that transfers or agrees to transfer, in whole or in part, any of the economic consequences of ownership of ADSs or Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Shares or such other securities, in cash or otherwise.
Sterlite Industries (India) Limited
Underwriting Agreement

     (g) Availability of Shares. To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue ADSs upon conversion of the Securities.
     (h) No Stabilization Action. Not to (and to cause its Significant Subsidiaries and affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (i) Listing. To cause (a) the ADSs issuable upon conversion of the Securities to be listed on the New York Stock Exchange, Inc. (“NYSE”) and (b) the New Shares to be listed in the Indian Exchanges within 45 days from the Time of Delivery.
     (j) Approvals by Governmental Agencies. To make any post-closing filing, notice or undertaking requested or required by any governmental agencies (including the post closing report to be filed with the Reserve Bank of India within 30 days of closing of the Securities Offering) with respect to the transactions contemplated by this Agreement.
     (k) New Shelf Registration Statement. If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary, to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.
     (l) [Reserved]
     (m) Continued Compliance with Applicable Securities Laws. To comply with, or obtain waivers of all applicable requirements of U.S. and Indian law, including, without limitation, the Securities Act and the Exchange Act, the rules and regulations of the Commission promulgated thereunder, the Investment Company Act, any requests of the Commission so as to permit the completion of the transactions contemplated by each of this Agreement, the Deposit Agreement, the Time of Sale Prospectus and the Prospectus.
     (n) Reporting Requirements. To file, during the period when the Prospectus is required to be delivered under the Securities Act, on a timely basis, with the Commission all reports and documents required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
     (o) Payment of Taxes. To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or registration taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in India, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Securities and the execution and delivery of this Agreement, the Securities, the Indenture and the Deposit Agreement.
     (p) Free Writing Prospectuses. (i) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the
Sterlite Industries (India) Limited
Underwriting Agreement

Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably object and (ii) not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (q) OFAC and Sanctions Law and Regulations. The Company and each Significant Subsidiary will not use the proceeds from the sale of the Securities, directly or indirectly, (A) for any purpose or activity that would violate, or cause any person associated with the Securities Offering to violate the OFAC sanctions, or (B) to fund business, operations or contracts in any country or territory, or with any Person, that is, at the time of such funding, prohibited by the OFAC sanctions, or in connection with contracts in support of projects in or for the benefit of an country or Person that is, at the time of such funding, the subject of the OFAC sanctions.
     (r) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds”.
     (s) In-principle Approvals. The Company will apply for and obtain in-principle approval of the Indian Exchanges to list the New Shares before the Time of Delivery.
     Each Underwriter severally covenants with the Company, unless it obtains the prior written consent of the Company, not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     6. Payment of Expenses. Provided that the transactions contemplated in this Agreement are consummated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act (including all fees, disbursements and expenses of the Company’s counsel associated with the review and approval of the Securities Offering by Indian federal, central, state and local authorities) and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the ADS Registration Statement (including exhibits), any preliminary prospectus, Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements thereto, including all printing, graphic and document production and translation costs associated therewith, and the mailing and delivering of copies thereof to its shareholders or to the Underwriters and dealers, as the case may be; (ii) the cost of preparing, printing, producing, filing and delivering the Deposit Agreement, any closing documents (including compilations thereof) and any other documents in connection with the Securities Offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification or registration (or of obtaining exemptions from the qualification and registration) of the Securities for offering and sale under U.S. state securities laws; (iv) the filing fees incident to securing any required review by the Financial Industry and Regulatory Authority (“FINRA”) of the terms of the sale of the Securities; (v) the fees and expenses incurred in connection with
Sterlite Industries (India) Limited
Underwriting Agreement

admitting the Securities for clearance and settlement on the facilities of DTC; (vi) the cost of printing or producing any non-U.S. legal investment memorandum in connection with the offer and sale of the Securities under foreign (non-U.S. federal or state) securities laws and all expenses in connection with the qualification of the Securities for offer and sale under such foreign securities laws; (vii) the preparation, issuance and delivery of the certificates evidencing the Securities to the Underwriters, including any stamp, transfer or other taxes payable thereon, and in connection with the sale of the Securities by the Underwriters to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case under this Agreement, any Indian withholding or service tax asserted against an Underwriter by reason of the purchase and sale of Securities pursuant to this Agreement; (viii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and the Indian Domestic Custodian appointed under the Deposit Agreement; (ix) the fees and expenses of the Authorized Agent (as defined in Section 14 hereof); and (x) all fees and expenses in connection with listing the ADSs issuable upon conversion of the Securities on the NYSE. Each of the Company and the Underwriters will bear its own costs and expenses relating to investor presentations on any “road show” and electronic roadshow undertaken in connection with the marketing of the Securities, including, without limitation, cost of road show venues, within city local conveyance, meals, lodging expenses, and other related expenses, and the cost of any aircraft chartered in connection with the road show, if applicable (“Roadshow Expenses”). It is understood that the Underwriters will pay all of their costs and expenses, including fees, expenses and disbursements of their counsel.
     7. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) Filing of Prospectus; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the applicable time period prescribed for such filing by the rules and regulations (without reliance on Rule 424(b)(8)) under the Securities Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction; and no order suspending the effectiveness of such registration, and no notice of a hearing from which an order suspending such effectiveness may result, shall have been issued or given on or before the Time of Delivery.
     (b) Opinion of Latham & Watkins LLP. Latham & Watkins LLP, United States counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters.
     (c) Opinion of S&R Associates. S&R Associates, India counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters.
Sterlite Industries (India) Limited
Underwriting Agreement

     (d) Opinion of Shearman & Sterling LLP. Shearman & Sterling LLP, United States counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (e) Opinion of Luthra & Luthra Law Offices. Luthra & Luthra Law Offices, India counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
     (f) Opinion of Henry Davis York. Henry Davis York, Australia counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters.
     (g) Trustee’s Certificate. The Trustee shall have furnished to the Underwriters a certificate of the Trustee, dated the Time of Delivery, with respect to such matters as the Underwriters may reasonably request.
     (h) Good Standing Certificates. Good standing certificates from the jurisdiction of formation and dated as of a recent date for Monte Cello B.V. and Fujairah Gold FZE shall have been furnished to the Underwriters.
     (i) Opinion of Patterson Belknap Webb & Tyler LLP. Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Underwriters their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, and such other documents and materials with respect to such matters as the Underwriters may reasonably request.
     (j) Comfort Letter of Deloitte Haskins & Sells, Mumbai, India. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte Haskins & Sells, Mumbai, India shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the U.S. GAAP audited and IFRS unaudited financial statements and certain financial information contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (k) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Significant Subsidiaries taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus, the effect of which, in any such case is in the judgment of
Sterlite Industries (India) Limited
Underwriting Agreement

the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner set forth in the Time of Sale Prospectus and the Prospectus.
     (l) Listing Approval. Prior to the Time of Delivery, the Company has received in-principle approval of the Indian Exchanges to list the New Shares, and such approvals are in full force and in effect on the date hereof and at the Time of Delivery.
     (m) Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of officers of the Company, satisfactory to the Underwriters as to the accuracy in all material respects, of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (k) of this Section, and as to such other matters as the Underwriters may reasonably request.
     (n) Lock-up Agreements. The “lock-up” agreements, each substantially in the form as set forth as Exhibit A hereto, between the Underwriters and officers and directors of the Company and certain shareholders named in Schedule IV hereto relating to sales and certain other dispositions of ADSs or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect as of the Time of Delivery.
     (o) Indenture. At or prior to the Time of Delivery, each of the Company and the Trustee shall have executed and delivered the Indenture.
          The Underwriters may, at their sole discretion, waive compliance with any of the conditions specified in this Section 7. If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, and such condition shall not have been waived by the Underwriters pursuant to this Section, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1 and 8 shall survive any such termination and remain in full force and effect.
     8. Indemnification.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act selling Securities on behalf of an Underwriter, the directors, officers and employees of such Underwriter and any person who controls any affiliate of any Underwriter (collectively, the “Indemnified Parties”), against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, to which such
Sterlite Industries (India) Limited
Underwriting Agreement

Indemnified Party may become subject, under the Securities Act, the Exchange Act or other United States federal or state statutory law or regulation, or Indian common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based in whole or in part upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus identified in Schedule II or that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based in whole or in part upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein.
     (b) Indemnification of Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, the Prospectus, or any amendment or supplement thereto.
     (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (in addition to any local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall,
Sterlite Industries (India) Limited
Underwriting Agreement

without a written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Securities Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective
Sterlite Industries (India) Limited
Underwriting Agreement

underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) No Prejudice to Other Liability. The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have.
     (f) Indemnity and Contribution Provisions to Survive. The indemnity and contribution provisions contained in this Section 8 and the agreements, representations, warranties and other statements of the Company and the other parties to this Agreement that are contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     9. Default by an Underwriter.
     (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery (the “Defaulted Securities”), the defaulting Underwriter may in its discretion arrange for another party or other parties to purchase the Defaulted Securities on the terms contained herein. If within thirty-six hours after such default by the defaulting Underwriter it does not arrange for the purchase of the Defaulted Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriter to purchase the Defaulted Securities on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriter notifies the Company that the non-defaulting Underwriter has so arranged for the purchase of the Defaulted Securities, or the Company notifies the non-defaulting Underwriter that it has so arranged for the purchase of the Defaulted Securities, the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus, the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare and file promptly any amendments to the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus, the Prospectus, which in the opinion of the non-defaulting Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Securities.
     (b) If, after giving effect to any arrangements for the purchase of Defaulted Securities by the non-defaulting Underwriter and the Company as provided in subsection (a) above, the aggregate number of the Defaulted Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Securities to be purchased at the Time of Delivery, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the
Sterlite Industries (India) Limited
Underwriting Agreement

Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve the defaulting Underwriter from liability for its default.
     10. Liability of Company in the event of a Default by any Underwriter. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter, except as provided in Sections 6 and 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of pocket expenses reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered (other than fees, disbursements and expenses of the Underwriters’ counsel and the Underwriters’ own Roadshow Expenses which shall be borne by the Underwriters), but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 6 and 8 hereof.
     11. Termination. The Underwriters may terminate this Agreement, by notice to the Company, and, after consultation with the Company, at any time at or prior to the Time of Delivery (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business, management, operations or prospects of the Company and its Significant Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (b) if there has occurred any material adverse change in the financial markets in the United States, London, India or the international financial markets, any outbreak of hostilities or terrorism or escalation thereof or other calamity or crisis or any change or development involving a prospective change in the United States, Indian or international political, financial or economic conditions (including a declaration by the United States or India of a national emergency or war) or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the purchase or sale of the Securities, or (c) if trading in any securities of the Company (including the Equity Shares or the ADSs) has been suspended or materially limited by the Commission or the Indian Exchanges or the NYSE, or if trading generally on the Indian Exchanges, the American Stock Exchange, Nasdaq National Market or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (d) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or India or with respect to Clearstream or Euroclear systems in Europe, or (e) if a banking moratorium has been declared by either Indian, United States Federal, United Kingdom or New York authorities. Any termination pursuant to this Section shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 6 hereof (other than the fees, disbursements and expenses of the Underwriters’ counsel and the Underwriters’ own Roadshow Expenses which shall be borne by the Underwriters), (ii) any Underwriter to the Company, or (iii) of any party hereto to any other party except that the provisions of Sections 6 and 8 shall at all times be effective and shall survive such termination.
Sterlite Industries (India) Limited
Underwriting Agreement

     12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Underwriters at Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036 and Morgan Stanley Asia Limited, 46/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Head of Global Capital Markets, fax (852) 2848-5653 and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10036, Attention: ECM Syndicate, fax (1) 212 797 8974; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; with a copy to Latham & Watkins LLP, 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619, Attention: Michael W. Sturrock, fax (65) 6536-1171. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. Benefits of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and, to the extent provided in Section 8 hereof, the officers and directors of the Company, the directors, officers, employees and agents of any Underwriter, and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     14. Jurisdiction; Consent to Service. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York (a “New York Court”), (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (c) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011, U.S.A., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the party that has appointed it shall be deemed, in every respect, effective service of process upon the Company.
     15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter and the Underwriters will indemnify the Company against any loss incurred by such Underwriter as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate
Sterlite Industries (India) Limited
Underwriting Agreement

of exchange at which an Underwriter or the Company, as applicable, are able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter or the Company, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of each of the Underwriters or the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     16. Time. Time shall be of the essence of this Agreement.
     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     19. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
     20. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
     21. Entire Agreement.
     (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
     The Company acknowledges and agrees that (A) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (B) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (C) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is currently
Sterlite Industries (India) Limited
Underwriting Agreement

advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (D) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (E) the Underwriters may have interests that differ from those of the Company and (F) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Securities Offering.
Sterlite Industries (India) Limited
Underwriting Agreement

     If the foregoing is in accordance with the Underwriters’ understanding, please sign and return to us one original or counterpart hereof for the Company and each Underwriter plus one for each counsel and the Depositary, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours, STERLITE INDUSTRIES (INDIA) LIMITED
By:	/s/ Tarun Jain
	Name:	Tarun Jain
	Title:	Director of Finance

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

CONFIRMED AND ACCEPTED
as of the date first above written

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Rizvan Dhalla
	Name:	Rizvan Dhalla
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Donald Sung
	Name:	Donald Sung
	Title:	Managing Director

By:	/s/ W. Brook Harris
	Name:	W. Brook Harris
	Title:	Managing Director

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Principal Amount of
Securities to be
Name of Underwriter	Purchased

Morgan Stanley & Co. Incorporated	$250,000,000
Deutsche Bank Securities Inc.	$250,000,000

Total	$500,000,000

Schedule I

SCHEDULE II
Free Writing Prospectus
1.	Press Release of the Company, filed as an exhibit to Form 6-K filed October 15, 2009.

2.	Pricing Term Sheet, dated October 15, 2009.

3.	Investor Presentation.
Schedule II

SCHEDULE III
List of Significant Subsidiaries
Copper Mines of Tasmania Pty Ltd
Bharat Aluminium Company Limited
Fujairah Gold FZE
Hindustan Zinc Limited
Monte Cello BV
Sterlite Opportunities and Ventures Limited
Sterlite Energy Limited
Thalanga Copper Mines Pty Ltd
Vedanta Aluminium Limited
Schedule III

SCHEDULE IV
LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP
Directors and Executive Officers:
Anil Agarwal
Navin Agarwal
Dindayal Jalan
Berjis Minoo Desai
Gautam Bhailal Doshi
Sandeep H. Junnarkar
Mahendra Singh Mehta
Rajagopal Kishore Kumar
Vinod Bhandawat
Tarun Jain
A. Thirunavukkarasu
Dilip Golani
Principal Shareholders:
Vedanta Resources plc
Twin Star Holdings Limited
The Madras Aluminium Company Limited
Schedule IV

SCHEDULE V
Filed Pursuant to Rule 433
Registration Statement No. 333-160580
Issuer Free Writing Prospectus dated October 15, 2009 to
Preliminary Prospectus Supplement dated October 15, 2009
Sterlite Industries (India) Limited
$500,000,000 Aggregate Principal Amount of
4.00% Convertible Senior Notes due 2014
This pricing term sheet relates only to the convertible senior notes described below ( the “notes”) and should be read together with the Preliminary Prospectus Supplement dated October 15, 2009 (including the documents incorporated by reference therein) relating to the offering of the notes before making a decision in connection with an investment in the corresponding securities. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement relating to the notes to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the Preliminary Prospectus Supplement.
All references to “$” herein are to United States dollars.
Issuer

Issuer	Sterlite Industries (India) Limited, a limited liability company incorporated under the laws of the Republic of India

Ticker / Exchange	SLT / New York Stock Exchange

Last sale price of ADSs on October 15, 2009	$16.62

The Notes Offering

Securities offered	$500,000,000 aggregate principal amount of 4.00% Convertible Senior Notes due 2014

Maturity date	October 30, 2014, unless earlier repurchased or redeemed by us or converted

Annual interest rate	4.00% per year

Interest payment dates	April 30 and October 30 of each year, beginning on April 30, 2010, to the holders of record at 5:00 p.m., New York City time, on the
Schedule V

2

preceding April 15 and October 15, respectively

Optional Redemption	Subject to certain exceptions, at any time after November 4, 2012, we may redeem all or part of the notes at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest, including additional interest, if any, on such notes to, but excluding the redemption date, if the closing price of our ADSs has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period prior to the date on which we provide notice of such redemption.

Conversion price	Approximately $23.33 per ADS

Conversion rate (subject to adjustment)	42.8688 ADSs per $1,000 principal amount of notes

Increase to conversion rate upon change of control (subject to adjustment)	If and only to the extent a holder converts its notes in connection with a change of control (as defined in the Preliminary Prospectus Supplement relating to the notes under “Description of the Notes—Fundamental Change Permits Purchase of Notes By Us at the Option of the Holder”) pursuant to which 10% or more of the consideration for our equity shares and/or ADSs (other than cash payments for fractional equity shares and cash payments made in respect of dissenters’ appraisal rights) in such change of control transaction consists of cash or securities (or other property) that are not ordinary shares, shares of common stock, depositary receipts or other certificates representing common equity interests traded or scheduled to be traded immediately following such change of control transaction on a U.S. national securities exchange, the conversion rate will be increased by an additional number of ADSs that will be determined by reference to the following table.

	Effective Date
ADS Price on		October 30,	October30,	October 30,	October 30,	October 30,
Effective Date	October 15, 2009	2010	2011	2012	2013	2014
$16.97	16.0757	16.0757	16.0757	16.0757	16.0757	16.0757
$17.50	15.0756	14.9830	14.9472	15.0445	14.6610	14.2741
$18.00	14.2137	14.0393	13.8944	13.8881	13.3855	12.6868
$19.00	12.6782	12.3610	12.0167	11.8200	11.1337	9.7628
$20.00	11.3564	10.9208	10.4045	10.0307	9.2300	7.1312
$22.50	8.7743	8.1311	7.2893	6.4836	5.6482	1.5756
$25.00	6.9336	6.1781	5.1459	3.8627	3.2331	0.0000
$30.00	4.5939	3.7883	2.6618	0.2392	0.1585	0.0000
$35.00	3.2548	2.5103	1.4996	0.0000	0.0000	0.0000
$40.00	2.4344	1.7872	0.9516	0.0000	0.0000	0.0000
$45.00	1.9000	1.3510	0.6776	0.0000	0.0000	0.0000
$50.00	1.5326	1.0699	0.5294	0.0000	0.0000	0.0000
$60.00	1.0669	0.7383	0.3729	0.0000	0.0000	0.0000
$80.00	0.5946	0.4176	0.2212	0.0000	0.0000	0.0000
Schedule IV

3

If the ADS price exceeds $80.00 per ADS or is less than $16.97 per ADS (in each case, subject to adjustment), the conversion rate will not be increased. In no event (i) will the total number of ADSs issuable upon conversion exceed 58.9445 per $1,000 principal amount of the notes, subject to adjustment in the same manner as the conversion rate; (ii) the conversion rate as adjusted in accordance with the foregoing exceed a conversion rate (the “conversion rate limit”) per US$1,000 principal amount of notes that is equivalent to a conversion price of US$17.50 per ADS, which is the minimum conversion price per ADS as determined pursuant to the regulations prescribed by the Ministry of Finance and has been determined based on the Rs.803.29 minimum conversion price and the RBI exchange rate of Rs.45.91 to US$1.00; or (iii) the conversion rate be adjusted to a rate that would render conversion of the notes into ADSs at such adjusted conversion rate to be in contravention of applicable law or subject to approval of the Ministry of Finance, or the MoF, the RBI or any other regulatory or governmental authority in India.

Issue price	100%

Net proceeds (estimated)	Our net proceeds from the sale of notes in this offering will total approximately $495.1 million after deducting the underwriting discounts and commissions and estimated offering expenses which are payable by us.

Underwriting discounts and commissions per note	0.75%

Underwriting discounts and commissions	$3,750,000

Notes CUSIP	859737 AB4

Clearing	The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, S.A. Luxembourg and Euroclear Bank S.A./N.V.

Pricing date	October 15, 2009

Settlement date	October 29, 2009

Underwriters	Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated

Other information	Assuming conversion of all notes at the initial conversion ratio of 42.8688, we will have 861,834,822 equity shares outstanding. Also, assuming conversion of all notes at the initial conversion ratio of 42.8688, Vedanta, through Twin Star and MALCO, will continue to have effective control over 478,291,746 of our outstanding equity shares, which will represent 55.5% of our outstanding share capital assuming such conversion, which equity shares will be subject to a 60-day “lock-up” period.
Schedule IV

4

In July 2009, we issued a total of 131,906,011 equity shares underlying 131,906,011 ADSs in an underwritten public offering, or the ADS Offering. Giving effect to the ADS Offering, as of June 30, 2009, our (i) shareholder’s equity would have been $35.2 million representing 840,400,422 issued and outstanding equity shares , (ii) security premium would have been $3,846.2 million, (iii) total equity would have been $8,606.1 million and (iv) total capitalization would have been $9,205.0 million (or $9,705.0 million after giving effect to this offering).

Name	Principal Amount of Notes
Deutsche Bank Securities Inc.	$250,000,000
Morgan Stanley & Co. Incorporated	$250,000,000
Total	$500,000,000

The expenses of the offering, not including the underwriting discount, are estimated to be $1.2 million in total.

Interest on the notes will be subject to Indian withholding tax, but the Issuer will pay additional amounts with respect to such Indian withholding tax so that the net payments under or with respect to the notes will be equal to the amount that would have been received without such withholding. Any capital gain recognized on the redemption of notes or the sale of ADSs or equity shares may be subject to Indian tax and generally will be treated as U.S. source gain for U.S. foreign tax credit purposes. As a result, the Indian tax may not be currently creditable for U.S. federal income tax purposes unless a U.S. investor has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket.
THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT, THE RELATED PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN DOCUMENTS RELATING TO THIS OFFERING BY CONTACTING DEUTSCHE BANK SECURITIES INC. (DEUTSCHE BANK SECURITIES INC., ATTN: PROSPECTUS DEPT., 100 PLAZA ONE, SECOND FLOOR, JERSEY CITY, NEW JERSEY 07311, EMAIL: PROSPECTUSREQUEST@LIST.DB.COM, TOLL-FREE TELEPHONE (800) 503-4611). ALTERNATIVELY, YOU MAY OBTAIN DOCUMENTS RELATING TO THIS OFFERING BY CONTACTING MORGAN STANLEY & CO. INCORPORATED (MORGAN STANLEY & CO. INCORPORATED, ATTN: PROSPECTUS DEPT., 180 VARICK STREET, 2ND FLOOR, NEW YORK, NEW YORK 10014, E-MAIL: PROSPECTUS@MORGANSTANLEY.COM, TOLL-FREE TELEPHONE: (866) 718-1649).
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.
Schedule IV

EXHIBIT A
FORM OF LOCK-UP LETTER
October 15, 2009
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
United States of America
Dear Ladies and Gentlemen:
     The undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sterlite Industries (India) Limited, incorporated in the Republic of India (the “Company”), providing for the public offering (the “Public Offering”) by Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the “Underwriters”), of $500,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2014 (the “Securities”).
     To induce the continuation of your efforts in connection with the Public Offering, the undersigned hereby agrees that, without your prior written consent, it will not, during the period commencing on the date hereof and ending on the day after the date 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or exercise any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file or cause to be filed a registration statement, or exercise any registration right, in respect of, any equity shares, par value Rs. 2 per share, of the Company (the “Shares”), or any American depositary shares representing such Shares (the “ADSs”) or any securities convertible into or exchangeable or exercisable for any ADSs or Shares, or any similar securities, held by the undersigned on the date hereof, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ADSs or Shares held by the undersigned on the date hereof, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADS or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of ADS or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of ADS or other securities acquired in such open market transactions, (b) transfers of shares of ADS or any security convertible into ADS as
Exhibit A - 1

a bona fide gift, (c) distributions of shares of ADS or any security convertible into ADS to limited partners or stockholders of the undersigned, or (d) transfers (whether for consideration or otherwise) or distributions of ADSs or Shares or any security convertible into ADSs or Shares to Vedanta Resources plc (“Vedanta”) or any of Vedanta’s subsidiaries or affiliates; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of ADS, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without your prior written consent, it will not, during the period commencing on the date hereof and ending on the day after the date 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of ADS or any security convertible into or exercisable or exchangeable for ADS. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of ADS except in compliance with the foregoing restrictions.
     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or announces material news or a material event; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of material news or material event, as applicable; provided that in the case of clause (2) above, if no earnings results are released during the 16-day period, the lock-up will terminate on the last day of the 16-day period. [The following sentence may be added to the lock-up letter provided by Vedanta Resources plc: This paragraph does not apply in connection with quarterly production releases by Vedanta Resources plc.]
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or yourselves that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and yourselves are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an
Exhibit A - 2

Underwriting Agreement, the terms of which are subject to negotiation between the Company and yourselves.

Very truly yours,
(Name)

(Address)

Exhibit A - 3